As filed with the Securities and Exchange Commission on February 25, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mavenir Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	61-1489105
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1700 International Place, Suite 200 Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2013 Equity Incentive Plan

(Full title of the plan)

Sam Garrett

General Counsel and Secretary

Mavenir Systems, Inc.

1700 International Place, Suite 200, Richardson, Texas 75081

(Name and address of agent for service)

(469) 916-4393

(Telephone number, including area code, of agent for service)

Copies to:

Alan Bickerstaff

Andrews Kurth LLP

111 Congress, Suite 1700

Austin, Texas 78701

(512) 320-9200

Indicate by check mark whether the registrant if a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share:	1,053,934 shares(3)	$14.76	$15,556,066	$2,004

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered under this registration statement will automatically be increased to cover any additional shares of the registrant’s common stock that become issuable with respect to the securities registered hereunder by reason of any stock split, stock dividend, extraordinary dividend, combination of shares, mergers, consolidations, recapitalizations or other similar transactions.
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of the registrant’s common stock, as reported on the New York Stock Exchange on February 21, 2014, which is within five days of the filing of this registration statement. On February 21, 2014, the high sales price was $15.45 and the low sales price was $14.06.
(3)	Represents an automatic increase to the number of shares available for issuance on January 1, 2014 pursuant to an “evergreen” provision under the Mavenir Systems, Inc. 2013 Amended and Restated Equity Incentive Plan (the “2013 Plan”). Shares available for issuance under the 2013 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on November 7, 2013 (Registration No. 333-192149). The number of shares available for issuance under the 2013 Plan shall automatically increase on January 1st of each calendar year during the term of the 2013 Plan, commencing on January 1, 2014, by the lesser of (A) four and one-half percent (4.5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, (B) 2,857,143 shares or (C) such other amount determined by the registrant’s Board of Directors.

PART I

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by Mavenir Systems, Inc., a Delaware corporation (the “Company”), relating to 1,053,934 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Mavenir Systems, Inc. Amended and Restated 2013 Equity Incentive Plan (as amended, the “2013 Plan”), which Common Stock is in addition to the 1,957,585 shares of Common Stock relating to the 2013 Plan that were registered on the Company’s Registration Statement on Form S-8 filed on November 7, 2013 (SEC File No. 333-192149) (the “Prior Registration Statement”). These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2013 Plan, which provides that the total number of shares subject to such plan will be increased on the first day of each fiscal year pursuant to a specified formula.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company incorporates by reference in this registration statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which includes audited financial statements for the Company’s latest fiscal year, filed with the Commission on February 21, 2014; and

•	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on November 1, 2013 (File No. 001-36171), and any amendment or report filed for the purpose of updating that description.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit Number	Description

+4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed on December 5, 2013, Reg. No. 001-36171).

+4.2	Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1, Reg. No. 333-191563).

+4.3	Amended and Restated 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1, Reg. No. 333-191563).

*5.1	Opinion of Andrews Kurth LLP

*23.1	Consent of BDO USA, LLP

*23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of this Registration Statement)

+	Incorporated by reference.
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 25th day of February, 2014.

By:	/s/ Pardeep Kohli
Pardeep Kohli
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Mavenir Systems, Inc., a Delaware corporation, do hereby constitute and appoint Pardeep Kohli, Terry Hungle and Sam Garrett, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities indicated on the 25th day of February, 2014.

Signature	Title

/s/ Pardeep Kohli Pardeep Kohli	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Terry Hungle Terry Hungle	Chief Financial Officer (Principal Financial Officer)

/s/ David Lunday David Lunday	Controller (Principal Accounting Officer)

/s/ Benjamin L. Scott Benjamin L. Scott	Chairman of the Board

/s/ Jeffrey P. McCarthy Jeffrey P. McCarthy	Director

/s/ Vivek Mehra Vivek Mehra	Director

/s/ Hubert de Pesquidoux Hubert de Pesquidoux	Director

/s/ Venu Shamapant Venu Shamapant	Director

/s/ Ammar H. Hanafi Ammar H. Hanafi	Director

EXHIBIT INDEX

Exhibit Number	Description

+4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed on December 5, 2013, Reg. No. 001-36171).

+4.2	Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1, Reg. No. 333-191563).

+4.3	Amended and Restated 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1, Reg. No. 333-191563).

*5.1	Opinion of Andrews Kurth LLP

*23.1	Consent of BDO USA, LLP

*23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of this Registration Statement)

+	Incorporated by reference.
*	Filed herewith